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                                                                     Exhibit 4.1
Certificate No. ____________

                               DEBENTURE AGREEMENT
                                $
                                 ----------------
                          9% INTEREST RATE SUBORDINATED
                      DEBENTURE WITH CONVERSION PRIVILEGES
                          AND PROVISION FOR REDEMPTION

                              Due December 31, 2005

New York, New York                                                 March 1, 2000

         After date and for value received, Greka Energy Corporation ("Greka") promises to pay to the Order of _________________________________ ("Holder") at
__________________________________ the sum of $_______________ pursuant to the terms hereinafter set forth:

         1. Securities Exchanged. The Holder hereof has exchanged his Saba Petroleum Company Debenture in the principal amount of $_____________ for this Greka Debenture ("Debenture") in the same principal amount. Each Debenture may be converted into shares of the No Par Value Common Stock of Greka, as set forth in section 4 below.

         2. Interest. This Debenture shall be subject to an annual, simple interest rate of 9% per annum. Greka shall be obligated to make quarterly interest only payments (March 31, June 30, September 30 and December 31 of each year) to holders of record on March 15, June 15, September 15 and December 15, respectively, commencing June 30, 2000. The June 30, 2000 interest-only payment shall include any unpaid interest on the Saba Petroleum Company Debentures accruing after December 15, 1999. The Debenture is due in full including all principal and accrued but unpaid interest on December 31, 2005. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

         3. Security. The Convertible Debenture is not secured by any assets of Greka.

         4. Conversion. At the sole option of the Holder, he may convert the principal balance of his Debenture to the No Par Value Common Stock of Greka (the "Conversion Stock") upon presenting this Debenture along with the conversion notice which is Exhibit "A" to this Debenture duly executed to Greka on or before the due date or redemption of the debenture by Greka in accordance with paragraph 5 below. Upon presentation to Greka of the notice of election to convert, properly executed, Greka shall cancel the Debenture and issue to the Debenture Holder in accordance with Paragraph 6(c) shares of the Conversion Stock based on the Conversion Price as of the date of the receipt of the conversion notice. The Conversion Price shall be equal to 95% of the average closing bid price of the No Par Value Common Stock of Greka for the 30 consecutive trading days ending one day prior to the date of the receipt by


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Greka of the notice of conversion, duly executed. The Conversion Price shall in no instance be less than $8.50 per share nor greater than $12.50 per share, unless adjusted pursuant to Paragraph 8. At the time of issuance, the Conversion Stock will either be registered or its resale will be registered pursuant to a registration statement under the Securities Act of 1993, as amended, which Greka agrees it shall use its best efforts to file within ninety (90) days of the issuance of this Debenture and cause to become effective and remain effective for a period of not less than two years from the date of conversion unless the Conversion Stock is earlier sold.

         5. Redemption.

            a) At Greka's sole option at any time during the term of this Debenture, it may call for redemption the entire Debenture or any portion thereof. Should a partial redemption be made, Greka will make such call on a pro rata basis based on the percentage of the total Debentures being redeemed. Once the Redemption Price as heretofore defined is paid, Greka will reissue new debenture certificates for the principal amount not redeemed, upon surrender of the original Debenture by the Holder and payment of the Redemption Price by Greka. The Redemption Price shall be 102% of the principal amount redeemed plus any accrued but unpaid interest thereon through the date of redemption. Greka shall provide notice of the date of the redemption (the "Redemption Date") in writing not less than 30 days prior to the Redemption Date. Each holder, at its sole discretion, may, prior to the Redemption Date, convert all or part of the Debenture being redeemed to No Par Value Common Stock of Greka in accordance with the provisions of paragraph 4 above by submitting the required notice of conversion.

            b) Commencing on August 1, 2000 each Debenture holder shall have the right upon 30 days prior written notice to Greka to require Greka to redeem all or a portion of his Debenture at an amount equal to the principal amount of such Debenture redeemed plus any accrued but unpaid interest thereon through the date of redemption.

         6. Conversion Rights. In addition to the Conversion Rights discussed in paragraph 4 above, the Holder shall have the following rights:

            a) Greka represents and warrants that at the time of making this Debenture Agreement it has sufficient authorized but unissued No Par Value Common Stock available to satisfy its obligations pursuant to all rights of conversion granted hereby and Greka agrees to reserve sufficient Conversion Stock during the conversion term of this Debenture to provide for the conversion of this Debenture. Should Greka at any time during the conversion period have a capital reorganization, merger, consolidation, stock swap or sell substantially all of its assets to any person or corporation, then as part of such merger, consolidation or sale, provision shall be made for the Conversion Rights to be adjusted in such a manner as to provide for the protection of said rights so as to permit the conversion in as nearly equivalent a manner as set forth herein as is possible. Greka shall reserve for issuance upon conversion sufficient,


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equivalent recapitalized equity to meet its obligations hereunder during the entire conversion period.

            b) Upon presentation to Greka at the notice address of (1) a letter requesting conversion, (2) the Conversion Form, which is Exhibit "A" attached hereto and which provides for the cancellation of the Debenture upon issuance of the Conversion Stock, and (3) the original Debenture Agreement all duly executed; Greka shall within 10 business days issue a certificate for the appropriate number of shares and send said certificate to the Holder postage prepaid, registered mail, return receipt or any other manner agreed to by the Holder and Greka.

            c) All shares of Conversion Stock or other securities delivered upon the exercise of the rights of conversion shall be validly issued, fully paid and non-assessable.

            d) Irrespective of the date of issuance and delivery of a certificate or certificates for any shares of Conversion Stock issuable upon the exercise of conversion rights, each person (including a corporation) in whose name any such certificate or certificates is to be issued will for all purposes be deemed to have become the holder of record of the Conversion Stock, the securities, and/or property represented thereby on the date on which a duly executed notice of exercise of conversion rights and the canceled underlying Debenture is delivered to Greka.

            e) The Holder is not, by virtue of ownership of the Debenture, entitled to any rights whatsoever of a stockholder of Greka.

         7. Restricted Securities/Restrictions on Assignments. The undersigned Holder acknowledges that he understands that the securities represented by this Convertible Debenture have not been and will not be registered pursuant to the Securities Act of 1933 or pursuant to the laws of any state, that Greka is relying on exemptions from registration of these securities, and that Greka will not make any effort to create a public trading market for the Debentures. Each Debenture (and the Common Stock which may be issued as a result of the conversion of the Debenture in the event the registration statement has not yet been declared effective) shall be imprinted with a restrictive legend as follows:

         "This Debenture (Common Stock) and the rights hereunder have not been registered or qualified under federal or state securities laws. This Debenture (Common Stock) may not be assigned unless so registered or qualified or unless an exemption exists, the availability of which is to be established by issuer's counsel at the holder's expense; provided, however, if the proposed assignment is made to a person or entity outside of the United States or Canada, and not for the benefit of or to any U.S. or Canadian person, the establishment by issuer's counsel of the availability of an exemption from registration shall not be necessary for the holder to make such assignment in the absence of a change of Law or Regulation which would then require proof of exemption or registration of


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         such transaction. The assignee under any such assignment shall be likewise subject to the terms of this restriction upon any proposed assignment or transfer."

         The undersigned Holder hereof further acknowledges that he is purchasing this Debenture as an investment for his own account and not with a view to distribute the Debenture.

         8. Anti-Dilution Provision/Adjustments for Change in Capitalization. The conversion ratio, and the minimum and maximum Conversion Price but only in the event of a stock split of the Common Stock, is to be adjusted upon the occurrence of any Extraordinary Common Stock Event as defined below for which Greka does not receive fair value or compensation therefor in money services, or property or upon the occurrence of certain other events described herein. The conversion ratio shall be adjusted by multiplying the then effective Conversion Ratio by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such Extraordinary Common Stock Event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such Extraordinary Common Stock Event, and the product so obtained shall thereafter be the new conversion ratio. The conversion ratio, as so adjusted, shall be readjusted in the same manner upon the happening of any successive Extraordinary Common Stock Event or Events. "Extraordinary Common Stock Events" shall mean (i) the issuance of Common Stock as a dividend or other non cash distribution on outstanding Common Stock, (ii) the subdivision of outstanding shares of Common Stock into a greater number of shares of Common Stock, or (iii) the combination of outstanding shares of Common Stock into a smaller number of shares of Common Stock.

         Upon the occurrence of each adjustment or readjustment of the conversion ratio, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. Each such certificate shall be certified by the Chief Financial Officer or C.E.O. and Greka shall, upon written request at any time of the holder, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the conversion ratio, as applicable, at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the exercise of conversion rights.

         9. Amendment. Neither this Debenture nor any term thereof may be changed, waived, discharged, or terminated orally or in writing except that any term of this Debenture may be amended and the observance of any such term may be waived (either generally or in a particular instance and either retroactively or prospectively) with (and only with) the written consent of Greka and of the holders of at least 51% in principal amount of the Debentures at the time then outstanding, provided that no such amendment or waiver shall, without the written consent of all the holders of the debentures at the time then outstanding (a) change the amount or time of any payment or prepayment of any debenture or any part thereof, or of any premium or



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interest thereon or the Conversion Price, or (b) reduce the percentage of the principal amount of the Debentures the holders of which are required to consent to any amendment or waiver pursuant to this paragraph.

         10. Notices. All notices and communications to any party to this Debenture shall be in writing and sent to Greka and to the Holder at the address set forth below the Holder's signature or at such other place as may be designated in writing by either party hereto postage prepaid, registered mail, return receipt or any other manner agreed to by the Holder and Greka. All notices to overseas addresses shall be by telex or overnight courier with confirmation of receipt required.

         11. General

             a) This Debenture is being delivered and is intended to be performed in the State of New York and shall be construed and enforced in accordance with and governed by the laws of such State. All of the terms of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto whether so expressed or not, and in particular shall inure to the benefit of and be enforceable by any holder or holders at the time of the debentures. This Agreement embodies the entire Convertible Debenture Agreement and understanding between the undersigned Holder and Greka and supersedes all prior agreements and understandings relating to the subject matter hereof.

             b) The undersigned Holder acknowledges that no promises or guarantees have been made to him concerning the total amount of Conversion Stock which may be issued.

             c) Should the Holder lose the Debenture or should it be stolen or destroyed, Greka will issue a replacement upon receipt of such assurances as may be reasonably requested by Greka.

         If you agree to the foregoing terms of the Convertible Debenture, please sign the acceptance below in the place provided for the "Holder" and print or type your full name, address, telephone number and social security number. No debenture will be accepted without an executed Debenture Agreement, an executed and sworn Affidavit, and the return and cancellation of the Saba Petroleum Company Debenture.

         DATED this ___________ day of _________________________, 2000.



                                     ATTEST:



                                     -------------------------------------
                                     Secretary


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                                   EXHIBIT "A"

                     (Attached to the Convertible Debenture
                              dated March 1, 2000)

                               EXERCISE AGREEMENT
                               ------------------

                              NOTICE OF CONVERSION

         To:  Greka Energy Corporation                   Dated:________________
              Attn:  Mr. Randeep S. Grewal
              630 Fifth Avenue, Suite 1501
              New York, NY  10111

         The undersigned, pursuant to the Conversion Rights set forth in the attached Debenture (Certificate No. __________), hereby agrees to subscribe for and purchase __________ shares of the Common Stock covered by such Debenture and makes payment herewith in full therefor by assigning the attached Debenture to Greka thereby canceling said debt.



Signature:
              -----------------------
Printed Name:
              -----------------------
Address:
              -----------------------

              -----------------------

              -----------------------


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                             ASSIGNMENT OF DEBENTURE

         FOR VALUE RECEIVED, _________________________________________ hereby sells, assigns and transfers all of the rights of the undersigned under the attached Debenture (Certificate No. ___________) with respect to the number of Units of the Debenture thereby set forth below, unto:

Name of Assignee                    Address          No. of Units
----------------                    -------          ------------
                                                     $



Dated:________                              Signature:
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                                            Witness:
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